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                                                                    Exhibit 10.5

BANK OF AMERICA

                           LEASE INTENDED AS SECURITY

                                                                   LEASE NUMBER
BANC OF AMERICA LEASING & CAPITAL, LLC                              00989-00300
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THIS LEASE INTENDED AS SECURITY (this "Agreement") dated as of 9-1, 2000 between
BANC OF AMERICA LEASING & CAPITAL, LLC ("Lessor"), a Delaware limited liability company having its chief executive office at 555 California St., 4th Floor, San Francisco, CA 94104, and CALAVO GROWERS OF CALIFORNIA ("Lessee"), a California corporation, having its chief executive office at 2350 Red Hill Avenue, Santa Ana, CA 92705.

1. LEASE AGREEMENT; SCHEDULES. Subject to the terms and conditions hereof, Lessor shall lease to Lessee, and Lessee shall lease from Lessor, the items of personal property (collectively with all attachments and accessories thereto, the "Units") described in one or more schedules (each, a "Schedule"; each Schedule, together with this Agreement as it pertains thereto, a "Lease") which incorporate by reference this Agreement. Each Schedule shall constitute a separate and independent lease and contractual obligation of Lessee. Upon delivery and acceptance by Lessee of each Unit, Lessee shall execute and deliver the Schedule relating to the Unit, with all information required on the Schedule fully completed, identifying and accepting the Unit.

2. TERM OF LEASE; RENTALS. The lease term with respect to any Unit shall consist of an "Interim Term" (if any) and a "Base Term" as specified in the Schedule covering such Unit. Lessee shall pay rent for the Interim Term ("Interim Rent") and for the Base Term ("Base Rent") as specified in the applicable Schedule.

3. NET LEASE; DISCLAIMER OF WARRANTIES. EACH LEASE IS A NET LEASE. ALL COSTS, EXPENSES AND OTHER LIABILITIES ASSOCIATED WITH THE UNITS SHALL BE BORNE SOLELY BY LESSEE. LESSEE'S OBLIGATION TO PAY RENT AND ALL OTHER OBLIGATIONS UNDER ANY LEASE ARE ABSOLUTE AND UNCONDITIONAL, AND NOT SUBJECT TO ANY ABATEMENT, DEFERMENT, REDUCTION, SETOFF, DEFENSE, COUNTERCLAIM OR RECOUPMENT FOR ANY REASON WHATSOEVER. NO LEASE SHALL TERMINATE, EXCEPT AS EXPRESSLY PROVIDED HEREIN, NOR SHALL THE OBLIGATIONS OF LESSEE BE AFFECTED, BY REASON OF ANY DEFECT OR DAMAGE TO, OR ANY DESTRUCTION, LOSS, THEFT, FORFEITURE, GOVERNMENTAL REQUISITION OR OBSOLESCENCE OF ANY UNIT, REGARDLESS OF CAUSE. LESSEE ACKNOWLEDGES THAT LESSOR IS NOT A MERCHANT OR MANUFACTURER, OR AGENT OF ANY SUCH PERSON, OR ENGAGED IN THE SALE OR DISTRIBUTION OF THE UNITS, AND HAS NOT MADE, AND DOES NOT HEREBY MAKE, ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, PERFORMANCE, CONDITION, FITNESS OR SUITABILITY FOR LESSEE'S PURPOSES OF ANY OF THE UNITS, OR MAKE ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE UNITS. LESSOR SHALL NOT BE LIABLE TO THE LESSEE FOR, NOR SHALL LESSEE'S OBLIGATIONS UNDER ANY LEASE BE AFFECTED BY, ANY LOSS, CLAIM, LIABILITY, COST, DAMAGE OR EXPENSE OF ANY KIND CAUSED, OR ALLEGED TO BE CAUSED, DIRECTLY OR INDIRECTLY, BY ANY UNIT, OR BY ANY INADEQUACY OF THE UNIT FOR ANY PURPOSE, OR BY ANY DEFECT IN, THE USE OR MAINTENANCE OF, ANY REPAIRS, SERVICING OR ADJUSTMENTS OF, OR ANY INTERRUPTION OR LOSS OF SERVICE OR USE OF, ANY UNIT, OR ANY LOSS OF BUSINESS, PROFITS, CONSEQUENTIAL OR OTHER DAMAGE OF ANY NATURE. Lessor hereby transfers and assigns to Lessee, to the extent allowable by law, for and during the lease term of each Schedule, a non-exclusive interest in the Unit warranties, if any, of the manufacturer, and hereby authorizes Lessee, when there exists no Event of Default, to enforce such warranties and to obtain at its own expense the customary services furnished by the manufacturer in connection with the Units.

4. USE, MAINTENANCE, LOCATION. Lessee shall use, operate, protect and maintain the Units in good operating order, repair, condition and appearance, and in compliance with all applicable insurance policies, laws, ordinances, rules, regulations and manufacturer's recommended procedures, and shall maintain comprehensive records regarding the Units. The Units shall be used solely for commercial or business purposes, and not for any consumer, personal, home, or family purpose, and shall not be abandoned. Lessee shall not, through modifications, alterations or otherwise, impair the value or originally intended function of any Unit without Lessor's prior consent. Any replacement or substitution of parts, improvements, upgrades, or additions to the Units made by Lessee shall become subject to the Lease and title shall vest in Lessor, except that if no Event of Default exists, Lessee may at its expense remove improvements or additions provided by Lessee that can be readily removed without impairing the value and function of the Unit. If requested by Lessor, Lessee shall cause each Unit to be plainly marked to disclose Lessor's ownership, as specified by Lessor. Lessee shall not change the location or base of any Unit specified in its Schedule without Lessor's prior consent. Lessee shall notify Lessor at least 30 days before changing the location of its chief executive office.

5. LOSS AND DAMAGE. Lessee assumes all risk of, and shall promptly notify Lessor of any occurrence of, any damage to or loss, theft, confiscation or destruction of (together, "Casualty") each Unit from any cause whatsoever from the date the Unit is shipped by the vendor or manufacturer or otherwise made available to Lessee ("Shipment Date"). If any Unit suffers a Casualty from the Shipment Date until the Acceptance Date, Lessee shall pay Lessor any sum required to be paid under any Progress Payment Agreement entered into between Lessor and Lessee in relation to such Unit. If any Unit suffers a Casualty on or after its Acceptance Date, Lessee shall, if the Casualty is damage that is reparable in the judgment of Lessor, at its own expense promptly place the same in good repair, condition or working order, and if the Unit is lost, stolen, confiscated, destroyed or damaged beyond repair ("Total Loss"), on the rent payment date following such occurrence (or, if none, within 30 days) pay Lessor the Balance Due therefor, together with all other amounts owing under the Lease with respect to the Unit. The "Balance Due" for each Unit is, after the Acceptance Date and before the Base Date for such Unit, Lessor's Cost in respect of such Unit, together with all Interim Rent accrued to the date of payment and all other amounts owing under the Lease, and thereafter, the sum of (i) the present value, as of such payment date, of the entire unpaid balance of all Base Rent for such Unit that would otherwise have accrued under the Lease from such payment date to the end of its scheduled Base Term and (ii) the present value, as of such payment date, of the Purchase Amount therefor as specified in the applicable Schedule, in each case, discounted at the implicit



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rate for the Lease reasonably determined by Lessor. Upon such payment, (a) the
Lease of such Unit shall terminate and Lessee thereupon shall become entitled to possession of such Unit and (b) Lessee shall become entitled to proceeds of insurance maintained by Lessee. If less than all Units in the applicable Schedule suffer Total Loss, the remaining Base Rent under the Schedule shall be reduced as reasonably calculated by Lessor and notified to Lessee.

6. INSURANCE. Lessee, at its own expense, shall keep each Unit insured against all risks for the value of the Unit and in no event for less than the Balance Due for the Unit, and shall maintain public liability insurance against such risks and for such amounts as Lessor may require. All such insurance shall be in such form and with such companies as Lessor shall approve, shall specify Lessor and Lessee as insureds and shall provide that such insurance may not be canceled as to Lessor or altered in any way that would affect the interest of Lessor without at least 30 days' prior written notice to Lessor (10 days' in the case of nonpayment of premium). All insurance shall be primary, without right of contribution from any other insurance carried by Lessor, shall contain waiver of subrogation and "breach of warranty" provisions satisfactory to Lessor, shall provide that all amounts payable by reason of loss or damage to the Units shall be payable solely to Lessor, unless Lessor otherwise agrees, and shall contain such other endorsements as Lessor may reasonably require. Lessee shall provide Lessor with evidence satisfactory to Lessor of the required insurance upon the execution of any Schedule and promptly upon any renewal of any required policy.

7. INDEMNITIES. (a) Lessee shall indemnify Lessor, its successors and assigns and their respective officers, directors, employees, agents and affiliates ("Indemnified Persons") against all claims, liabilities, losses and expenses whatsoever (except those directly and primarily caused by the Indemnified Person's gross negligence or willful misconduct), including reasonable attorneys' fees and allocated costs of internal counsel (together, "Attorney Costs"), in any way relating to or arising out of this Agreement, the Units or the Leases at any time, or the ordering, acquisition, rejection, installation, possession, maintenance, use, ownership, condition, destruction, return, or disposition of the Units, including such matters based in negligence and strict liability in tort, environmental liability, statutory liability, or infringement.

(b) Lessee shall pay or reimburse Lessor and its successors and assigns on demand for, and indemnify and hold harmless Lessor from, all taxes, assessments, fees and other governmental charges paid or required to be paid by Lessor or Lessee in any way arising out of or related to the Units or the Leases, before, during or after the lease term, including foreign, Federal, state, county and municipal fees, taxes and assessments, and property, value-added, sales, use, gross receipts, excise, stamp and documentary taxes, and all related penalties, fines, additions to tax, and interest charges (together, "Impositions"), excluding only Federal and state taxes based on Lessor's net income, unless such taxes are in lieu of any Imposition Lessee would otherwise be required to pay hereunder. Lessee shall timely pay any Imposition for which Lessee is primarily responsible under law and any other Imposition not payable or not paid by Lessor, but Lessee shall have no obligation to pay any such Imposition that Lessee is contesting in good faith and by appropriate legal proceedings, the nonpayment of which does not, in the opinion of Lessor, result in a material risk of adverse effect on the title, property, use, disposition or other rights of Lessor with respect to the Units. Lessee shall furnish on Lessor's request proof of payment of any Imposition paid by Lessee.

8. RETURN OF UNITS. Upon any termination or expiration of the lease term with respect to any Unit, subject to any Lessee purchase of the Unit pursuant to the applicable Schedule, Lessee shall, at its own expense, prepare and adequately protect the Unit for shipment and either surrender it to Lessor in place or, if instructed by Lessor, ship the Unit to Lessor, freight and insurance pre-paid, at a place reasonably designated by Lessor, in the condition required under
Section 4 hereof and under the applicable Schedule, and able to be put into immediate service and to perform at manufacturer's rated levels (if any), together with all related manuals, documents and records. If Lessee does not so surrender or return a Unit to Lessor, in addition to all other rights and remedies available, at Lessor's election, such Unit shall continue to be subject to all the terms and conditions of the Lease, with rent and other charges continuing to accrue and be payable under the Lease with respect to such Unit until it is so surrendered or returned to Lessor, except that Base Rent shall accrue, payable on demand, at the rate of 150% of the rate applicable in the last period for which Base Rent was payable.

9. EARLY TERMINATION. (a) Upon any rent payment date relating to a Lease, and no less than 30 days' irrevocable notice to Lessor, from and after the expiry of one-half of the applicable Base Term, provided no Event of Default exists, Lessee shall have the option to terminate the Lease with respect to all and not less than all Units covered thereby by purchasing the Units "as is and where is" without warranties or representations of any kind, express or implied, for a purchase price equal to the Balance Due plus all other amounts owing with respect to the Units, plus early termination charges in the amount set forth in paragraph (b) below. The purchase price of the Units and any early termination charge shall be paid in immediately available funds at the time of exercising such option.

(b) Upon any termination of the Lease before the scheduled expiration of the Base Term, due to the exercise of any early termination option, a Casualty or a default, in addition to all other amounts to be paid by Lessee, Lessee shall pay Lessor an amount (the "Make-Whole"), equal to the greater of (A) the amount (not less than zero) that must be added thereto in order that the Make-Whole plus the Balance Due on the early termination date is equal to the sum of the present values (using discount rates per annum for each obligation equal to the Formula Yield (as defined below) as of the early termination date of (x) all remaining installments of Base Rent and (y) the Purchase Amount (collectively, the "Discounted Payments"), or (B) an amount equal to 2% times the Balance Due. "Formula Yield" for each obligation shall mean, as of any date of determination, the rate, as published by Telerate Systems, Inc. or other source, for United States Government Treasury obligations of maturities corresponding to the weighted average life, rounded to the second decimal place, of the Discounted Payments. If no maturity exactly corresponds to such rounded weighted average life for such obligation, yields of the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Formula Yield shall be interpolated from such yields on a straight-line basis.

10. LESSEE REPRESENTATIONS AND AGREEMENTS. Lessee represents, warrants and agrees as follows:

(a) Lessee has duly authorized the execution, delivery and performance of this Agreement, each Schedule, and all other documents contemplated hereby, which are, or upon signing, will be, binding on Lessee and do not contravene any other



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instrument or agreement to which Lessee is party.

(b) Lessor has and shall at all times continue to have a perfected security interest in the Units and the other Collateral, subject to no prior liens or security interests, to secure the obligations specified in Section 17(g) of this Agreement.

11. PERSONAL PROPERTY. The Units shall remain personal property at all times, notwithstanding the manner in which they may be attached or affixed to realty, and title shall at all times continue in Lessor. Lessee shall obtain and record such instruments and take such steps as may be necessary (a) to prevent any person from acquiring any right or lien in or on any Unit, whether by reason of such Unit being deemed to be attached to real or other property, or otherwise, and (b) to ensure Lessor's right of access to and removal of the Unit, in accordance with the Lease.

12. DEFAULT AND REMEDIES. (a) Each of the following is an "Event of Default" hereunder and under any and all Leases then in effect: (1) Lessee fails to pay within five days of the day when due any installment of rent or other sum owing by Lessee under any Lease; (2) Lessee fails to maintain insurance in respect of any Unit as required, or sells, leases, subleases, assigns, conveys, encumbers or suffers to exist any lien or charge against, any Unit without Lessor's prior consent, or any Unit is subjected to levy, seizure or attachment; (3) Lessee fails to perform and comply with any other covenant or obligation under any Lease, or any progress payment, assignment, security or other agreement related to any Lease or Unit (together, "Related Agreements") and, if curable, such failure continues for 30 days after written notice thereof by Lessor to Lessee,
(4) any representation, warranty or other written statement made to Lessor in connection with this Agreement, any Lease, Related Agreement, or any guaranty, by Lessee or any person providing such guaranty ("Guarantor"), including financial statements, proves to have been incorrect in any material respect when made; (5) Lessee (x) enters into any merger or consolidation with, or sells or transfers all, substantially all or any substantial portion of its assets to, or enters into any partnership or joint venture other than in the ordinary course of business with, any entity, (y) dissolves, liquidates or ceases or suspends the conduct of business, or ceases to maintain its existence, or (z) enters into or suffers any transaction or series of transactions as a result of which Lessee is directly or indirectly controlled by persons or entities not affiliates of Lessee as of the date of this Agreement; (6) Lessee undertakes any general assignment for the benefit of creditors or commences any voluntary case or proceeding for relief under the Bankruptcy Code, or any other law for the relief of debtors, or takes any action to authorize or implement any of the foregoing;
(7) the filing of any petition or application against Lessee under any law for the relief of debtors, including proceedings under the Bankruptcy Code or for the subjection of property of Lessee to the control of any court, receiver or agency for the benefit of creditors if such petition or application is consented to by Lessee or not dismissed within 60 days from the date of filing; (8) any payment default or other event of default occurs under any other bilateral or multi-lateral lease, or credit, or other agreement or instrument to which Lessee and Lessor or any affiliate of Lessor are now or hereafter party; (9) any payment default or other event of default occurs under any other lease, or credit, or other agreement or instrument or any combination thereof to which Lessee is now or hereafter party and under which there is outstanding (on a present value basis for all future rent, in the case of leases), owing or committed an aggregate amount greater than $100,000.00; (10) the repudiation of or breach or default under any guaranty relating to any Lease; or (11) the occurrence of any event described in clauses (5), (6), (7), (8) or (9) of this Section with reference to "any Guarantor" in lieu of "Lessee", or any Guarantor dies.

(b) Upon the occurrence of an Event of Default, and in addition to all other rights and remedies provided herein or under law, all of which rights and remedies are cumulative and not exclusive, Lessor may: (i) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants under any or all Leases, and
(ii) terminate any and all Leases, whereupon (A) Lessee's right to retain possession and use of the Units shall cease, (B) the aggregate Balance Due, together with all other amounts owing under the Leases shall be immediately due and payable, and (C) Lessor may pursue any and all remedies available to it under applicable law, including as a secured party under the Uniform Commercial Code. Lessor may also recover from Lessee all Attorney Costs in the amount of 15% of all amounts due on or after the time of such breach or default (but not to exceed the amount actually incurred).

(c) The exercise or partial exercise of, or failure to exercise, any remedy shall not restrict Lessor from further exercise of that remedy or any other remedy otherwise available. To the extent permitted by applicable law, Lessee waives any right to require Lessor to sell, release or otherwise use or dispose of any Units or otherwise mitigate Lessor's damages, or that may otherwise limit or modify any of Lessor's rights or remedies.

13. ASSIGNMENT, ETC. (a) Lessor (and any subsequent assignee) may assign or transfer any or all of Lessor's interest in any Lease, Unit or rentals therefrom without notice to Lessee. Lessee agrees that the rights of any assignee shall not be affected by any breach or default of Lessor or of any prior assignee. Lessee further agrees that (i) no such assignee shall be required to assume any of the obligations of Lessor under any Lease except the obligation in respect of the application of any insurance monies received by such assignee, as provided above, and the obligation of non-interference as provided below, and (ii) any assignee expressly assuming the obligations of Lessor shall thereupon be responsible for Lessor's duties under the applicable Lease accruing after any such assignment and Lessor shall be released from such duties. Lessor may disclose to any potential or actual assignee or transferee any information regarding Lessee, any Guarantor and their affiliates.

(b) LESSEE SHALL NOT ASSIGN, PLEDGE, HYPOTHECATE OR IN ANY WAY DISPOSE OF ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER ANY LEASE, OR ENTER INTO ANY SUBLEASE OF ANY UNIT, WITHOUT LESSOR'S PRIOR CONSENT.

14. FINANCIAL AND OTHER DATA. (a) During the term of any Lease, Lessee shall (i) maintain books and records in accordance with generally accepted accounting principles ("GAAP") and prudent business practice, (ii) promptly and in no event later than 120 days after each fiscal year end furnish Lessor annual audited financial statements of Lessee and of any Guarantor, prepared in accordance with GAAP consistently applied, together with an unqualified opinion of an independent auditor, and (iii) at Lessor's request, furnish Lessor all other financial information and reports reasonably requested by Lessor at any time, including quarterly or other interim financial statements of Lessee and of any Guarantor. Lessee shall furnish such other information as Lessor may reasonably request at any time concerning Lessee, Guarantor and their respective affairs, or any Unit. Lessee shall



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promptly notify Lessor of any Event of Default or event or circumstance which, with notice, lapse of time or both, would be an Event of Default.

(b) Lessee represents and warrants that all information furnished and to be furnished by Lessee or any Guarantor to Lessor is accurate, and that all financial statements Lessee or any Guarantor has furnished and hereafter may furnish to Lessor reasonably reflect and will reflect, as of their respective dates, results of the operations and the financial condition of Lessee, such Guarantor or other entity they purport to cover.

(c) Credit and other information regarding Lessee, any Guarantor or their affiliates may be shared by Lessor with its affiliates and agents.

15. INSPECTION; NON-INTERFERENCE. (a) Lessor, its agents and employees shall have the right to enter any property where any Unit is located and inspect any Unit, together with its related books and records, at any reasonable time. Such right shall not impose any obligation on Lessor.

(b) So long as no Event of Default exists, Lessor shall not, and each direct or indirect assignee or transferee of Lessor agrees that it shall not, interfere with the rights of use and enjoyment of the Units by Lessee.

16. OTHER CHARGES; APPLICATION. If Lessee fails to pay within ten days of the date due any amount of regularly scheduled Interim Rent or Base Rent, Lessee shall pay a late charge equal to five percent (5%) of the amount not timely paid. Lessee shall pay interest at the per annum rate equal to the lesser of (a) 15% or (b) the highest rate permitted by applicable law ("Default Rate") on (i) any sum other than regularly scheduled Interim Rent and Base Rent owing under any Lease and not paid when due, and (ii) any Balance Due not paid when due. Payments received under any Lease will be applied, first, to interest, fees and other amounts owing, other than Interim Rent or Base Rent, then to Interim Rent or Base Rent, in order of Acceptance Date.

17. MISCELLANEOUS. (a) Lessee's indemnity and reimbursement obligations, including under Section 7, shall survive the termination or cancellation of any Lease or this Agreement.

(b) At Lessor's request, Lessee shall execute, deliver, file, and record such financing statements and other documents, agreements and instruments as Lessor shall deem necessary or advisable to protect Lessor's interest in the Units and to effectuate the purposes of any Lease and the Related Agreements. Lessee hereby irrevocably appoints Lessor as Lessee's agent and attorney-in-fact for Lessee, coupled with an interest, (i) to execute, deliver, file, or record any such item, and to take such action for Lessee and in Lessee's name, place and stead, and (ii) to enforce claims relating to the Units against insurers, vendors and other persons, and to make, adjust, compromise, settle, and receive payment under such claims; without any obligation to do so.

(c) Time is of the essence.

(d) The invalidity of any portion of this Agreement, any Schedule or Related Agreement shall not affect the force and effect of the remaining valid portions thereof. The term "including" is not limiting. The term "affiliate" includes any entity controlling, controlled by or under common control with the referent entity; "control" includes the ownership of 25% or more of the voting stock of any entity. The term "guaranty" includes any guaranty, surety instrument, indemnity, "keep-well" agreement, or other instrument or arrangement providing third party credit support to Lessor relating to any Lease or Unit.

(e) This Agreement, the Schedules, the approval letter by Lessor dated N/A, 19__ in relation hereto and any replacement or successor letter thereto (together, the "Approval Letter") and the Related Agreements, constitute the entire agreement between the parties with respect to the leasing of the Units. Any amendment to such documents must be made in writing and signed by the parties hereto or thereto. Such documents may be executed in one or more counterparts. Where multiple counterpart originals of any Schedule exist, only the counterpart marked "Lessor's Copy" shall be deemed chattel paper and evidence a monetary obligation of Lessee.

(f) All demands, notices, requests, consents, waivers and other communications under the Agreement, any Lease, the Approval Letter, or any Related Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or three business days after being deposited in the mail, first class postage prepaid, or the business day after delivery to an express carrier, charges prepaid, or when sent by facsimile transmission (with electronic confirmation of receipt), addressed to each party at the address or fax number set forth below the signature of such party on the signature page, or at such other address or fax number as may hereafter be furnished in writing by such party to the other.

(g) (i) To secure the payment and performance of its obligations under the Lease relating to such Unit and the repayment of any advances, with interest and fees, made by Lessor on account of the Unit, and (ii) as a separate grant of security, to secure the payment and performance of its obligations under all other Leases and all other lease, loan or other obligations owing by Lessee to Lessor, in each case, now existing or hereafter arising, Lessee hereby grants to Lessor a security interest in all Lessee's right, title and interest in and to each Unit, together with (A) all attachments, accessories and accessions to, and substitutions and replacements for, the Unit, (B) all rights to chattel paper arising from the Unit, (C) all insurance, warranty and other claims against third parties with respect to the Unit (including claims for rent upon any lease of the Unit), (D) all software and other intellectual property rights used or useful in connection therewith, (E) all proceeds of any of the foregoing, including insurance proceeds, and (F) all books and records pertaining to any of the foregoing, in each case, now existing or hereafter arising and including, with respect to clause (ii) of this subsection, Units as to which Lessee has satisfied its end of term purchase obligation under the applicable Schedule (together, the "Collateral").

(h) To the extent specified in any Approval Letter, Lessee shall reimburse Lessor upon demand for costs and expenses incurred by Lessor in connection with the execution and delivery of this Agreement and the other documents contemplated hereby.



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Lessee shall reimburse Lessor on demand for all costs and expenses, including
Attorney Costs, incurred in connection with any amendment of any Lease or related document requested by Lessee, or any waiver.

(i) THIS AGREEMENT, EACH SCHEDULE AND (UNLESS OTHERWISE SPECIFIED THEREIN) THE RELATED AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE INTERNAL LAWS OF THE STATE OF GEORGIA, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF WHICH, AND THE FEDERAL COURTS LOCATED THEREIN, THE PARTIES HERETO SUBMIT.

(j) LESSOR AND LESSEE EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER HOWEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY LEASE ON THE UNITS.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement as of the date first above written.



BANC OF AMERICA LEASING & CAPITAL, LLC         CALAVO GROWERS OF CALIFORNIA
(Lessor)                                       (Lessee)


By: /s/ P. Wesley Yount III                    By:  /s/ Scott H. Runge        /s/ EGIDIO CARBONE
   -----------------------------------            -------------------------------------------------
Printed Name:  P. Wesley Yount III             Printed Name: Scott H. Runge       Egidio Carbone
             -------------------------                      ---------------------------------------

Title:   Vice President                        Title:  Treasurer                  Vice President
      --------------------------------               ----------------------------------------------

Address: 2059 Northlake Pkwy.                  Address:                           2530 Red Hill
        ------------------------------                 --------------------------------------------
        4th Floor                                                                 Santa Ana, Calif
        ------------------------------                 --------------------------------------------
        Tucker, GA 30084
        ------------------------------                 --------------------------------------------

Facsimile:   770-723-2121                      Facsimile:                         565-223-1112
          ----------------------------                   ------------------------------------------



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BANK OF AMERICA

                                          SCHEDULE TO LEASE         SCHEDULE
BANC OF AMERICA LEASING & CAPITAL, LLC    INTENDED AS SECURITY      NUMBER 001
--------------------------------------------------------------------------------

This Schedule ("Schedule"), dated as of SEPTEMBER 1, 2000 between BANC OF AMERICA LEASING & CAPITAL, LLC ("Lessor") and CALAVO GROWERS OF CALIFORNIA ("Lessee") is executed pursuant to Lease Intended as Security Number 00989-00300 dated SEPTEMBER 1, 2000 incorporated in this Schedule by this reference (the "Lease Agreement"). Unless otherwise defined in this Schedule, capitalized terms used in this Schedule have the respective meanings assigned to such terms in the Lease Agreement. If any provision of this Schedule conflicts with any provision of the Lease Agreement, the provisions contained in this Schedule shall prevail. Lessee hereby authorizes Lessor to insert the serial numbers and other identification data of the Units, dates, and other omitted factual matters or descriptions in this Schedule.

1. DESCRIPTION OF UNITS. The Units subject to this Schedule ("Units"), which have a cost to Lessor ("Lessor's Cost") in the aggregate of 42,331.05, inclusive of taxes, shipping, installation and other related expenses, if any ("Soft Costs"), are as follows:

                                                                                     LESSOR'S COST
                                                                                     -------------
 QUANTITY      DESCRIPTION                               SERIAL NUMBER            (INCLUDING SOFT COSTS)
 --------      -----------                               -------------            ----------------------
    12         Latitude CPIS500GT, 14.1 TFT. US                                          $35,936.16
    10         Advanced Port Replicator w/Monitor Stand                                    2,930.20
               Shipping & Handling                                                           420.00
               Capitalized Tax                                                             3,044.69

2. ACCEPTANCE. Lessee acknowledges and represents that the Units (a) have been delivered to and received and inspected by Lessee, (b) are in good operating order, repair, condition and appearance, (c) are of the manufacture, design and capacity selected by Lessee and are suitable for the purposes for which the Units are leased, and are acceptable and satisfactory to Lessee, (d) do not require any additions or modifications to make them suitable for use, other than ancillary modifications or additions normally made by lessees of similar assets, and are available for use and lease by Lessee and Lessor, and (e) have been irrevocably accepted as "Units" leased by Lessee under this Schedule as of the date written below (the "Acceptance Date").

3. TERM. The term of the Lease for any Unit is for an "Interim Term" (if any) beginning on the date of funding by Lessor as to the Unit, and continuing through and including the day preceding the Base Date; and for a "Base Term" of THIRTY-SIX (36) months, beginning on the first to occur of the 5th day of the calendar month during or following the last date of funding as to the Units (the "Base Date").

4. RENTAL. Interim Rent shall be due Lessor for each day in the Interim Term and shall equal the daily equivalent of the initial Base Rent. Interim Rent shall be payable on the Base Date. Base Rent shall be payable in advance in THIRTY-SIX
(36) consecutive monthly rental installments of $1,353.31 each, the first Base Rent installment being payable on the Base Date and the remaining Base Rent installments being payable on the same day of each succeeding month.

5. LOCATION OF UNITS. The Units will be located or, in the case of mobile equipment, principally based at 2350 Red Hill Avenue. Santa Ana, CA 92705.

6. END OF TERM PURCHASE. At the end of the original Base Term, or within 15 days thereafter, Lessee shall purchase the Units "as is and where is", without representations or warranties of any kind, express or implied, for the cash amount of one dollar ($1.00) ("Purchase Amount").

7. FURTHER REPRESENTATIONS AND AGREEMENTS. Lessee represents, warrants and agrees as follows:

(a) All representations and warranties of Lessee contained in the Lease Agreement are restated as of the Acceptance Date and are true and correct as of such date.

(b) There has been no material adverse change in the operations, business, properties or condition (financial or otherwise) ("Material Adverse Change") of Lessee or any Guarantor since August 25, 2000. There is not pending against Lessee any litigation, proceeding, dispute or claim that may result in a Material Adverse Change as to Lessee or that may call into question or impair Lessee's legal or other ability to enter into and perform its obligations under this Lease.

(c) The operation and maintenance of any Unit in the ordinary course by Lessee do not require the entry into any software or other intellectual property rights agreement with any licensor or other person, except as disclosed to Lessor in writing prior to the Acceptance Date.

BANC OF AMERICA LEASING & CAPITAL, LLC         CALAVO GROWERS OF CALIFORNIA
(Lessor)                                       (Lessee)


By: /s/ P. Wesley Yount III                     By: /s/ Scott H. Runge       /s/ EGIDIO CARBONE
   -----------------------------------             ------------------------------------------------

Printed Name:  P. Wesley Yount III              Printed Name: Scott H. Runge     Egidio Carbone
             -------------------------                       --------------------------------------

Title:  Vice President                          Title: Treasurer                 Vice President
      --------------------------------                ---------------------------------------------


                                                Acceptance Date:              9/1/00
                                                                -----------------------------------